Full Year 2025 and Q4 2025 EARNINGS PRESENTATION Jan Jenisch, Chairman and CEO Ian Johnston, CFO February 18, 2026

2 SAFE HARBOR STATEMENT FORWARD-LOOKING STATEMENTS AND Non-GAAP FINANCIAL MEASURES Certain statements in this presentation may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “could,” “should,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” “estimate,” or “pursue” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the effect of political, economic and market conditions and geopolitical events; the level of demand in the construction industry; the cyclicality of the industries and businesses in which our customers operate; changes in the cost and/or availability of raw materials required to run our business; energy and fuel costs; adverse weather conditions and natural disasters; the logistical and other challenges inherent in our operations; the actions and initiatives of current and potential competitors; the level and volatility of, interest rates and other market indices; the ability of Amrize to realize the expected significant synergies for our acquisitions; the ability of Amrize to achieve margin expansion goals; the ability of Amrize to maintain satisfactory credit ratings; the outcome of pending litigation or future litigation; the impact of current, pending and future legislation and regulation; factors related to the failure of Amrize to achieve some or all of the expected strategic benefits or opportunities expected from the separation from Holcim Ltd (“Holcim”); material costs and expenses as a result of the separation from Holcim; our limited history operating as an independent, publicly traded company; our obligation to indemnify Holcim pursuant to the agreements entered into connection with the separation and the risk Holcim may not fulfill any obligations to indemnify Amrize under such agreements; that under applicable tax law, Amrize may be liable for certain tax liabilities of Holcim following the separation if Holcim were to fail to pay such taxes; the fact that Amrize may receive worse commercial terms from third-parties for services it used to receive from Holcim prior to the separation; the fact that certain of Amrize's executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim; and potential difficulties in maintaining relationships with key personnel; and other factors which can be found in Amrize’s media releases and Amrize’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Amrize reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain Non-GAAP (or adjusted) financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin, Total Segment Adjusted EBITDA, Adjusted Diluted EPS, Net Debt, Net Leverage Ratio, Free Cash Flow and FCF Conversion. Reconciliations of Non-GAAP measures used in this presentation to the most directly comparable U.S. GAAP measures are included below under “Appendix.” We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the Company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these Non-GAAP financial measures in making financial, operating and planning decisions and evaluating Amrize’s and each business segment’s ongoing performance. Note that the definitions of these Non-GAAP financial measures may differ from those terms as defined or used by other companies. This presentation should be reviewed in conjunction with our fourth quarter and fiscal full year 2025 earnings release and webcast of the earnings presentation conference call, which are available on Amrize’s website at investors.amrize.com.

3 The Spheres, Seattle, WA Amrize inside FULL YEAR 2025 AND Q4 2025 HIGHLIGHTS Jan Jenisch, Chairman and CEO

4 FULL YEAR 2025 HIGHLIGHTS STRONG FREE CASH FLOW GENERATION; SHAREHOLDER RETURN PLAN PROPOSED 1 See appendix for Non-GAAP reconciliation. 2 Amrize Board of Directors approved a share repurchase authorization for up to $1.0 billion, with a 12-month expiration, pending approval of the 2025 financial statements at the Annual General Meeting. 3 Dividends will be paid out of legal capital reserves from tax capital contributions and are not subject to Swiss withholding tax. 4 Amrize Board of Directors proposes a special one-time dividend of $0.44 per share, to be paid following shareholder approval at the Annual General Meeting. 5 Amrize Board of Directors proposes an annual ordinary dividend of $0.44 per share, to be paid in up to four quarterly installments at the discretion of the Board, following shareholder approval at the Annual General Meeting. 6 These are forward-looking, Non-GAAP financial measures. Please refer to slide 21 for additional information. $11.8B Revenues +0.9% vs. FY 2024 $3.0B Adjusted EBITDA1 -5.5% vs. FY 2024 $1.5B Free Cash Flow1 vs. $1.7B in FY 2024 49% Cash Conversion1 vs. 54% in FY 2024 $788M CapEx vs. $642M in FY 2024 1.1x Net Leverage Ratio1 vs. guidance of <1.5x FY 2025 $0.44 Annual ordinary Dividend3,5 $1.0B Share Repurchase2 Shareholder Return 2026 Guidance6 +8% to +11% +4% to +6% Adjusted EBITDA Revenues $0.44 Special one-time Dividend3,4

5 Q4 2025 HIGHLIGHTS BUILDING MATERIALS GROWTH CONTINUES; SOFT RESIDENTIAL ROOFING 1 See appendix for Non-GAAP reconciliation. $2,161M Revenues +3.9% vs. Q4 2024 $705M Adjusted EBITDA1 +5.9% vs. Q4 2024 $678M Revenues -11.8% vs. Q4 2024 $130M Adjusted EBITDA1 -23.5% vs. Q4 2024 Building Materials Building Envelope $2,839M Revenues -0.4% vs. Q4 2024 $779M Adjusted EBITDA1 -1.5% vs. Q4 2024 Consolidated Building Materials revenues grew 3.9%, continuing positive trend from Q3; Adjusted EBITDA margin up 60bps driven by volume growth, aggregates pricing, production efficiency and ASPIRE savings Building Envelope revenues lower on residential demand; Commercial roofing margins up driven by resilient repair and refurbishment (R&R) revenues and an $8M increase in warranty provisions Consolidated Revenues 0.4% lower, reflecting continued infrastructure spend, an improving commercial market and softer residential roofing

6 Commercial 51% Revenues1 Infrastructure 28% Revenues1 Residential 21% Revenues1 MARKET TRENDS CONTINUED INFRASTRUCTURE DEMAND; IMPROVING COMMERCIAL MARKET 1 % of 2025 total revenues. 2026 Outlook • Lower interest rates to support new projects • Strong data center demand with recovery in warehousing and logistics Q4 2025 • Improving commercial demand; data centers and energy projects driving growth • Resilient repair and refurbishment 2026 Outlook • Federal, state and local-level projects expected to continue • Aging North American infrastructure to require continued modernization Q4 2025 • Continued demand from state and federal funding • Only ~50% of IIJA funding has been allocated 2026 Outlook • Lower interest rates to support a recovery in new construction by late 2026 at the earliest • U.S. housing shortage expected to drive long- term growth Q4 2025 • New construction remains soft • Lower repair & refurbishment demand

7 PARTNER OF CHOICE FOR PROFESSIONAL BUILDERS STRONG PIPELINE OF CUSTOMER PROJECTS INTO 2026 New Data Center Campus, Louisiana Key supplier of building materials Project Nova Distribution Center, Minnesota ~80K cubic yards of ready-mix concrete Industrial Warehouse, Ontario Advanced roofing systems with Elevate MAX PVC DATA CENTERS DATA CENTERS DISTRIBUTION & WAREHOUSING TRANSPORTATION INFRASTRUCTURE Mill Creek Drainage Relief Tunnel, Texas Key supplier of building materials WATER INFRASTRUCTURE New Data Center, North Dakota Advanced roofing systems with Elevate MAX PVC Loveland Airport Runway Widening, Colorado Key supplier of building materials Amazon Distribution Facility, N w York Key supplier of building materials DISTRIBUTION & WAREHOUSING

8 BUILDING FOR THE FUTURE COMPLETED STE. GENEVIEVE PLANT EXPANSION PROJECT Strategically located on the Mississippi River with barge and rail access, serving high-demand inland markets Commissioned the production expansion at North America’s largest and market leading cement plant Ste. Genevieve Plant in St. Louis, MO Adds 660K tons of cement production, increasing the plant’s total production to 5.5M tons annually, while improving operational efficiency

9 Midlothian Cement Plant Texas BUILDING FOR THE FUTURE ON TRACK WITH KEY ORGANIC GROWTH PROJECTS FOR 2026 AND BEYOND Exshaw Cement Plant Alberta St. Constant Cement Plant Quebec Increasing production and operational efficiency; strengthening our market position in Canada Investing to expand production, modernize plant logistics and increase operational efficiency to better serve customers Investing to expand production and increase operational efficiency to better serve customers 100K tons of additional cement production 50K tons of additional cement production 300K tons of additional cement production

10 Fly Ash Beneficiation Facility Virginia BUILDING FOR THE FUTURE ON TRACK WITH KEY ORGANIC GROWTH PROJECTS FOR 2026 AND BEYOND Malarkey Shingles Plant Indiana New plant expands our market share in the attractive Midwest and Eastern markets Beneficiating landfilled ash as alternative raw materials used in cement and concrete 50% Additional shingle production commissioned by the end of 2026 8M tons of reserves1 Greenfield Aggregates Quarry Oklahoma Increasing our aggregates business to serve the fast growing Dallas-Forth Worth market 200M tons of reserves 18M tons of available ash for beneficiation as alternate raw materials usage

11 BUILDING FOR THE FUTURE PB MATERIALS ACQUISITION STRENGTHENS AGGREGATES FOOTPRINT IN WEST TEXAS > $180M Annual Revenues > 50 years Aggregates Reserves 26 Operational sites • Significant synergies expected; Adjusted EPS and cash accretive in 2026 • Granted antitrust clearance by the Federal Trade Commission • Expected to close in Q1 2026 Aggregates leader in the high-growth West Texas region PB Materials operational sites Amrize operational sites Amrize cement terminals Amrize Midlothian cement plant

12 Accelerating Synergies and Partnerships for Impact and REsults ASPIRE PROGRAM ON TRACK DRIVING VALUE THROUGH SCALE AND FOCUS Progress to Date: ✓ Onboarded 450+ new logistics and service providers to optimize third-party spend ✓ 400+ projects underway across raw materials, services, logistics and equipment ✓ Started realizing savings in Q4 2025 ✓ Target 70bps of margin expansion in 2026, on track to achieving $250M in synergies through 2028

13 Invest in the business M&A Shareholder return Capital expenditures1 2 3 • Share repurchase authorization of $1.0B1 • A special one-time dividend2,3 of $0.44 per share • An annual ordinary dividend2,4 of $0.44 per share • Dividends will be paid out of legal capital reserves and are not subject to Swiss withholding tax Share buybacks • Completed 3 bolt-on acquisitions in 2025 • Announced PB Materials acquisition in January 2026 • Aggregates-led pipeline with additional opportunities in Building Envelope Dividends ALLOCATING CAPITAL TO DELIVER GROWTH & RETURNS INCREASING INVESTMENTS AND RETURNING CASH TO SHAREHOLDERS Bolt-ons Acquisitions 1 Amrize Board of Directors approved a share repurchase authorization for up to $1.0 billion, with a 12-month expiration, pending approval of the 2025 financial statements at the Annual General Meeting. 2 Dividends will be paid out of legal capital reserves from tax capital contributions and are not subject to Swiss withholding tax. 3 Amrize Board of Directors proposes a special one-time dividend of $0.44 per share, to be paid following shareholder approval at the Annual General Meeting. 4 Amrize Board of Directors proposes an annual ordinary dividend of $0.44 per share, to be paid in up to four quarterly installments at the discretion of the Board, following shareholder approval at the Annual General Meeting. • Increased CapEx by 23% to $788M in 2025 • Increasing CapEx to $900M in 2026 • Accelerating organic growth projects in 2026 to increase production capacity and reach new markets

14 Logistics center, Toronto, ON Amrize inside Q4 2025 AND FULL YEAR 2025 RESULTS Ian Johnston, CFO

BUILDING MATERIALS Q4 2025 RESULTS
GROWTH CONTINUES; STRONG MARGIN EXPANSION

Revenues

+3.9%


$2,080M
$2,161M
Q4 2024
Q4 2025

Adjusted EBITDA[1]

+5.9%


$666M
$705M
Q4 2024
Q4 2025

- Revenues grew 3.9% driven by higher volumes and continued aggregates pricing growth
- Cement[2] volumes up 3.6% with 0.8% lower pricing
- Aggregates[2] volumes increased 3.0% with freight adjusted pricing up 3.8% (including freight up 7.3%)
- Adjusted EBITDA margin up 60bps driven by volume growth, aggregates pricing, production efficiency and ASPIRE savings

[1] See appendix for Non-GAAP reconciliation.
[2] Cement volume and pricing figures presented above exclude trading. Aggregates pricing figures presented above are freight adjusted, excluding freight revenues. Cement and Aggregates pricing figures presented above are constant currency, which reflects price adjusted to prior period foreign exchange rates.

15

AMRIZE

16 BUILDING ENVELOPE Q4 2025 RESULTS RESILIENT COMMERCIAL R&R TRENDS; SOFTER RESIDENTIAL DEMAND $769M $678M Q4 2024 Q4 2025 $170M $130M Q4 2024 Q4 2025 1 See appendix for Non-GAAP reconciliation. Adjusted EBITDA1Revenues -11.8% -23.5% • Revenues down 11.8% primarily on softer residential roofing demand, partially offset by strong commercial R&R revenues • Adjusted EBITDA lower on residential volumes and an $8M increase in warranty provisions • Commercial roofing margins up driven by resilient R&R • Expect strong demand for commercial R&R to continue and lower interest rates to support new projects

17 -$91M -$7M $24M -$196M 1 2 3 4 5 6 FY 2025 FREE CASH FLOW BRIDGE STRONG ADJUSTED EBITDA CASH FLOW CONVERSION 1 FCF Conversion is calculated on Free Cash Flow over Adjusted EBITDA; See appendix for Non-GAAP reconciliation. 2 Changes to Cash Taxes/Other primarily consists of cash taxes paid and other items reflected in net cash provided by operating activities. FY 2024 Free Cash Flow1 Net Income Net Working Capital Cash Taxes/Other2 Net CapEx FY 2025 Free Cash Flow1 -$270M $1,733M $1,463M 49% FCF Conversion1

18 STRONG BALANCE SHEET & FOUNDATION FOR GROWTH ACHIEVED NET LEVERAGE RATIO OF 1.1X VS. GUIDANCE <1.5X 1 See appendix for Non-GAAP reconciliation 2 Net Leverage Ratio based on trailing twelve month Adjusted EBITDA. $5,597M $4,985M $3,347M Q2 2025 Q3 2025 Q4 2025 Net Debt1 (as of quarter end) 1.8x 1.7x 1.1x Q2 2025 Q3 2025 Q4 2025 Net Leverage Ratio1,2 (as of quarter end)

19 WELL POSITIONED TO DELIVER GROWTH AND RETURNS ESTABLISHED AN EFFICIENT DEBT CAPITAL STRUCTURE AND OPERATING MODEL 1 See appendix for Non-GAAP reconciliation. 2 Underlying assumptions for 2026 guidance. 3 Represents $2.0B Commercial Paper Program (unused as of Dec 31 2025), $2.0B Revolving Credit Facility (unused as of Dec 31 2025) and $1.9B Cash & cash equivalents. 4 FY 2025 corporate costs compared to the quarterly run rate of $75-$80 million corporate cost provided during Q2 2025. FY 2025 FY 20262 Corporate Costs Effective Tax Rate $413M vs. $512M FY 2024 $340M 21.8% vs. guidance 22% - 24% 21% - 23% $210M vs. guidance4 $300M-$320M $200M Interest Expense, net Debt Capital Structure as of December 31,2025 1.1x Net Leverage Ratio1 $5.3B Senior Notes $1.9B Cash & cash equivalents Baa1 Moody’s BBB+ Standard & Poor’s $5.9B Available Liquidity3

20 2026 GUIDANCE KEY DRIVERS END-MARKETS OUTLOOK BUILDING MATERIALS ✓ Cement: pricing up low-single digits ✓ Aggregates: pricing up mid-single digits ✓ Positive volume growth in cement and aggregates with increasing customer demand across Building Materials ASPIRE PROGRAM ✓ Lower interest rates to support a recovery in new construction by late 2026 at the earliest ✓ U.S. housing shortage expected to drive long-term growth BUILDING ENVELOPE ✓ Commercial roofing: volumes up low-single digits ✓ Residential roofing: flat volumes; improvement in H2 InfrastructureCommercial Residential ✓ Target 70bps of margin expansion in 2026 ✓ On track to achieve $250M in synergies through 2028 ✓ Federal, state and local-level projects expected to continue ✓ Aging North American infrastructure to require continued modernization ✓ Lower interest rates to support new projects ✓ Strong data center demand with recovery in warehousing and logistics

21 2026 GUIDANCE Revenues $12.29B - 12.52B +4% to +6% Adjusted EBITDA $3.25B - $3.34B +8% to +11% The Company provides forward-looking guidance regarding Adjusted EBITDA. The Company cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition and integration costs, supply chain optimization, restructuring, foreign exchange rate changes, as well as other non-cash and unusual items that are difficult to predict in advance to include in a GAAP estimate. For the same reasons, the Company is unable to address the probable significance of the items.

22 One World Trade Center, New York, NY Amrize inside APPENDIX

23 RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included. (2) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business. (3) Loss on impairments consist of one-time charges on the Company’s investments and property, plant and equipment. (4) Restructuring and other costs include charges associated with non-core sites. (5) Spin-off and separation-related costs notably include rebranding costs. (6) Other non-operating (income) expense, net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.

24 RECONCILIATION OF NET DEBT AND NET LEVERAGE RATIO (1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included. (2) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business. (3) Loss on impairments consist of one-time charges on the Company’s investments and property, plant and equipment. (4) Restructuring and other costs include charges associated with non-core sites. (5) Spin-off and separation-related costs notably include rebranding costs. (6) Other non-operating (income) expense, net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.

25 RECONCILIATION OF FREE CASH FLOW AND CASH CONVERSION (1) Capital expenditures, net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets.

SUPPLEMENTARY DATA – HISTORICAL QUARTERLY FINANCIAL RESULTS

Amrize Ltd
($ in millions, except per share data)

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Revenues:										
Building Materials[1]	1,329	2,250	2,774	2,161	8,514	1,424	2,274	2,551	2,080	8,329
Building Envelope	752	970	901	678	3,301	742	969	895	769	3,375
Total Revenues	2,081	3,220	3,675	2,839	11,815	2,166	3,243	3,446	2,849	11,704
Cost of revenues:										
Building Materials	1,118	1,425	1,791	1,359	5,693	1,163	1,428	1,551	1,328	5,470
Building Envelope	527	619	596	497	2,239	523	615	616	511	2,265
Total cost of revenues	1,645	2,044	2,387	1,856	7,932	1,686	2,043	2,167	1,839	7,735
Other segment expenses[2]:										
Building Materials	91	67	81	97	336	87	76	58	86	307
Building Envelope	101	90	88	51	330	81	91	80	88	340
Total other segment expenses	192	157	169	148	666	168	167	138	174	647
Segment Adjusted EBITDA:										
Building Materials	120	758	902	705	2,485	174	770	942	666	2,552
Building Envelope	124	261	217	130	732	138	263	199	170	770
Segment Adjusted EBITDA	244	1,019	1,119	835	3,217	312	1,033	1,141	836	3,322
Unallocated corporate costs	(30)	(72)	(52)	(56)	(210)	(28)	(30)	(38)	(45)	(141)
Adjusted EBITDA	214	947	1,067	779	3,007	284	1,003	1,103	791	3,181
Depreciation, depletion, accretion and amortization	(218)	(221)	(231)	(244)	(914)	(212)	(224)	(228)	(225)	(889)
Interest expense, net	(118)	(121)	(89)	(85)	(413)	(120)	(134)	(130)	(128)	(512)
Income tax benefit (expense)	46	(122)	(150)	(100)	(326)	11	(149)	(155)	(75)	(368)
Acquisition and integration-related costs[3]	(3)	(26)	(4)	(31)	(64)	(7)	(8)	(18)	(13)	(46)
Litigation-related costs[4]	-	(4)	(40)	(2)	(46)	-	(1)	(2)	(6)	(9)
Loss on impairments[5]	-	(2)	-	(13)	(15)	-	(2)	-	-	(2)
Restructuring and other costs[6]	-	(9)	(4)	(6)	(19)	-	(8)	(3)	(5)	(16)
Spin-off and separation-related costs[7]	(9)	(16)	(10)	(8)	(43)	(5)	(6)	(8)	(5)	(24)
Other non-operating income (expense), net[8]	1	1	-	2	4	4	-	(11)	(48)	(55)
Income from equity method investments	-	1	4	6	11	1	2	4	6	13
Net (loss) income	(87)	428	543	298	1,182	(44)	473	552	292	1,273
Net loss (income) attributable to non-controlling interests	-	1	2	-	3	-	1	1	(1)	1
Net (loss) income attributable to the Company	(87)	429	545	298	1,185	(44)	474	553	291	1,274
Earnings per share attributable to the Company										
Basic	$ (0.16)	$ 0.78	$ 0.99	$ 0.54	$ 2.14	$ (0.08)	$ 0.86	$ 1.00	$ 0.53	$ 2.30
Diluted	$ (0.16)	$ 0.78	$ 0.98	$ 0.54	$ 2.14	$ (0.08)	$ 0.86	$ 1.00	$ 0.53	$ 2.30
Weighted-average number of shares outstanding										
Basic	553.1	553.1	553.1	553.1	553.1	553.1	553.1	553.1	553.1	553.1
Diluted	553.1	553.1	553.9	554.3	553.6	553.1	553.1	553.1	553.1	553.1

Totals may not sum due to rounding.

(1) Segment revenues for Building Materials are presented net of interproduct revenues between our Cement and Aggregates and other construction materials product lines.
(2) Other segment expenses consist of selling, general and administrative expenses and gains on disposals of long-lived assets.
(3) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included.
(4) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business.
(5) Loss on impairments consist of one-time charges on the Company's investments and property, plant and equipment.
(6) Restructuring and other costs include charges associated with non-core sites.
(7) Spin-off and separation-related costs notably include rebranding costs.
(8) Other non-operating expense (income), net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.

26

AMRIZE

27 SUPPLEMENTARY DATA – HISTORICAL ADJUSTED EPS RECONCILIATION Totals may not sum due to rounding. (1) Acquisition and integration-related costs are those incurred for business combinations, including advisory, legal, valuation, and other professional fees. Certain warranty charges related to a pre-acquisition manufacturing issue are also included. (2) Litigation-related costs include certain litigation settlements, environmental remediation, and legal-related consulting and professional fees that are not representative of expenses arising in the ordinary course of business. (3) Loss on impairments consist of one-time charges on the Company’s investments and property, plant and equipment. (4) Restructuring and other costs include charges associated with non-core sites. (5) Spin-off and separation-related costs notably include rebranding costs. For the U.S. GAAP to Adjusted Diluted EPS reconciliation, adjusted items are shown net of tax based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the Company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

28 SUPPLEMENTARY DATA – HISTORICAL VOLUMES (1) Cement volume figures presented above exclude trading. (2) Percentage changes for aggregates - tons sold in Q1 2025 and Q2 2025 are different than historical reporting due to rounding.

29 SUPPLEMENTARY DATA – HISTORICAL PRICING (1) Cement pricing figures presented above exclude trading. (2) Aggregates pricing figures presented above are freight adjusted, excluding freight revenues. (3) Constant Currency reflects price adjusted to prior period foreign exchange rates.

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